UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      June 30, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas		66219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      913-338-5550

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2005, the Board of Directors of ICOP Digital, Inc. (the “Company”) approved a short-term, no interest loan from Paulson Investment Company, Inc. (“Paulson”) in the principal amount of $600,000.  The loan is evidenced by a promissory note (“Note”), the form of which is attached as Exhibit 99.1.  Paulson is the representative of the underwriters for the Company’s anticipated secondary public offering (“Offering”) under a Form SB-2 registration statement (File No. 333-123827).  If the Offering is closed on or before July 31, 2005, the Note shall be payable in full at the closing.  If the Offering is not closed on or before July 31, 2005, the Note shall be payable on demand with thirty days’ notice from Paulson.  It is expected that the borrowed funds will enable the Company to place orders for additional ICOP Model 20/20 units with the Company’s Japanese manufacturer in advance of the closing of the Offering.

Item 6.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2005, the Board of Directors of the Company approved and adopted the Company’s Second Amended and Restated Bylaws (the “Amended Bylaws”), a copy of which is attached as Exhibit 99.2.  The previous set of bylaws stated that the principal office of the Company should be located in Shawnee Mission, Kansas, and also fixed the date of the annual meeting of stockholders to a specific day in July.  The Amended Bylaws relax these restrictions, permitting the Company to have its principal office where it chooses and permitting the Board of Directors to designate the date of each annual meeting of stockholders.

Item 8.01  Other Events.

On June 30, 2005, the Board of Directors of the Company determined that the 2005 annual meeting of stockholders (“Annual Meeting”) should occur at 10:00 a.m. (Central Time) on August 12, 2005 at the Company’s principal office in Lenexa, Kansas.  The Board fixed a record date of July 8, 2005 to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting.

Item 9.01  Exhibits

99.1         Promissory Note to Paulson Investment Company, Inc.

99.2         Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

June 30, 2005	By:	/s/ David C. Owen

Name: David C. Owen
Title: President and Chief Executive Officer